EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 16, 1996 appearing on page 31 of Electronics for Imaging Annual Report to Stockholders which is incorporated by reference in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of this Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
September 3, 1996